UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
  Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): April 25, 2011

WORLDWIDE ENERGY AND MANUFACTURING USA, INC.

 (Exact name of registrant as specified in its charter)

COLORADO	0-31761	84-1536519
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

408 N. CANAL STREET, UNIT A&B, SOUTH SAN FRANCISCO, CA 94080
 (Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (650) 794-9888

Copies to:

Darrin M. Ocasio, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700 Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 25, 2011, the board of directors (the “Board”) of Worldwide Energy and Manufacturing USA, Inc. (the “Company”) removed Jimmy Wang from all offices and positions that he held with the Company, including his positions as Chief Executive Officer and Chairman of the Board of the Company.  Mr. Wang remains a director of the Company.  In addition, the Board took action to remove Mr. Wang from all offices, positions, and directorships that he holds with the Company’s subsidiaries and affiliates.

On April 25, 2011, the Board also took action to remove Mindy Wang from all offices and positions that she held with the Company, including her positions as Secretary and Treasurer of the Company.  Mrs. Wang remains a director of the Company.  In addition, the Board took action to remove Ms. Wang from all offices, positions, and directorships that she holds with the Company’s subsidiaries and affiliates.

On April 26, 2011, Michael Toups resigned from his position as Chief Financial Officer of the Company.

On April 25, 2011, the Board appointed Jeff Watson as the Company’s Chief Executive Officer, and as interim Secretary, and Treasurer.  Mr. Watson, age 48, has served as President of the Company since January 14, 2008.  He was appointed to the Board and named as Vice Chairman of the Board on May 25, 2010.  Mr. Watson has over 23 years of manufacturing experience supporting a variety of industries and markets.  He started his career as an engineer in the power transmission industry with Fasco Gearmotors, a vertically integrated design and manufacturing company producing gear-motors, linear actuators and the supporting electronic controls.  He held several engineering and managerial positions until leading the organization as general manager from 1999 to 2001.  In 2001, Mr. Watson joined Joslyn Sunbank and led the company as president until 2008.  Joslyn Sunbank, a division of the Danaher Corporation, is a leader in the design and manufacture of high reliability electrical components and sub-systems serving Aerospace and Defense markets globally.  Mr. Watson earned a Bachelor of Science Degree in Mechanical Engineering from the University of Missouri.

Mr. Watson has not entered into any material plan, contract or arrangement with the Company or any person in connection with his appointment, and he has not received any grant or award under any plan, contract or arrangement.  There are no transactions to which the Company or any of its subsidiaries is a party and to which Mr. Watson has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

On April 27, 2011, the Company issued a press release describing the foregoing removals and appointments.  A copy of the press release is attached as Exhibit 99.2 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
99.1	Resignation of Michael Toups

99.2	Press Release dated April 27, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLDWIDE ENERGY AND MANUFACTURING USA, INC.

Date: April 26, 2011	By:	/s/ Jeff Watson
Jeff Watson
President and Chief Executive Officer

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